Exhibit 32.1

                        CERTIFICATION OF CEO PURSUANT TO
                   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q of Promap Corporation, a company duly formed under the laws of Colorado (the "Company"), for the quarter ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Steven A. Tedesco, President (Chief Executive Officer) of the Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  November 17, 2010            /s/ Steven A. Tedesco
                                    Steven A. Tedesco
                                    Chief Executive Officer
                                    (Principal Executive Officer)


This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Promap Corporation and will be retained by Promap Corporation and furnished to the Securities and Exchange Commission or its staff upon request.